Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-122334, 333-126648 and 333-144241) and the Registration Statement on Form F-3 (No. 333-134732) of our report dated March 30, 2009 relating to the consolidated financial statements of Adherex Technologies Inc. which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Ottawa, Canada
March 30, 2009